Exhibit 99.1

NeoPhotonics Reports Fourth Quarter and Full Year 2021 Financial Results

• Year-over-year growth of products for 400G and above applications exceeded 70% to $148 million
• Growth of 18% over the same quarter last year despite supply chain shortages
• Three Cloud and data center switch design wins for 400ZR DCO modules
• Proposed merger agreement with Lumentum approved by stockholders; transaction expected to close in the second half of 2022

SAN JOSE, Calif. — (BUSINESS WIRE) — NeoPhotonics Corporation (NYSE: NPTN), a leading developer of silicon photonics and advanced hybrid photonic integrated circuit-based lasers, modules and subsystems for bandwidth-intensive, high speed communications networks, today announced financial results for its fourth quarter and full year for 2021.

“Our business remains on a strong growth path, as demand continues to increase and our backlog has expanded to record levels with nearly a year of visibility. Our fourth quarter revenue trend reflected the operational challenges as the full force of industry-wide IC chip supply shortages impacted our topline revenue by more than $15 million. Our products for 400G and above applications grew 9% sequentially, comprising 56% of total revenue, despite this product group being the most impacted by supply chain chip shortages,” said Tim Jenks, Chairman and CEO of NeoPhotonics. “Moreover, we now have three Cloud and data center switch customer design wins in place for our 400ZR coherent DCO modules products.”

Mr. Jenks continued, “The Lumentum transaction announced last November remains on track, having been approved by our stockholders at our special meeting on the first of February and the expiration of the waiting period under U.S. anti-trust regulations, as previously announced. We believe Lumentum is an ideal partner to serve our customers on a larger scale and look forward to securing regulatory approval from China and closing the transaction. I would like to thank all NeoPhotonics employees for their hard work and dedication for our strong performance in 2021, and for building the company’s strong technology leadership for high speed over distance applications.”

Fourth Quarter 2021 Summary

•Revenue of $80.6 million was up 18% year-over-year on growth in 400G and above capable products and down 3.7% quarter-over-quarter. Supply chain shortages negatively impacted revenue by $15 million in the fourth quarter.
•Gross margin was 25.6%, up 2.9 percentage points year-over year on better utilization and down from 28.4% in the prior quarter due to supply chain constraints.
•Non-GAAP gross margin was 26.6%, down from 29.4% in the prior quarter. The fourth quarter gross margin includes $2.5 million, or 3.1 percentage points, of incremental costs related to purchasing product on the spot buy market to help ensure supply for 2022.
•Operating expense was $29.7 million, an increase of $4.6 million from Q3’21 on acquisition related charges and higher stock compensation expense.
•Non-GAAP operating expense of $23.3 million was flat to Q3’21.
•Operating income was a loss of $9.1 million, compared to a loss of $7.9 million in Q4’20. The results in Q4’20 included gains of $4 million for a legal settlement and sale of assets.

Exhibit 99.1
•Non-GAAP operating income was a loss of $1.8 million, compared to a loss of $6.9 million in Q4’20 and a profit of $1.3 million in the prior quarter. The lower operating income was the result of lower revenue and increased costs, both due to supply chain constraints.
•Foreign Exchange negatively impacted Q4’21 results by $1.0 million.
•Net loss per share was $0.20, compared to net loss of $0.23 a year ago and a loss of $0.04 per share in the prior quarter.
•Non-GAAP net loss per share was $0.06, compared to a Non-GAAP loss per share of $0.14 a year ago and a Non-GAAP net earnings per share of $0.01 in the prior quarter.
•Adjusted EBITDA was $2.3 million, down from $6.7 million in the prior quarter
•As of December 31, 2021, cash and cash equivalents, short-term investments and restricted cash totaled $106 million, up approximately $1.0 million from Q3’21.

Non-GAAP results in the fourth quarter of 2021 exclude $3.6 million of acquisition related charges, $3.2 million of stock-based compensation and $0.5 million of accelerated depreciation, restructuring and other charges. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.

Full Year 2021 Summary

•Revenue of $290.3 million was down 22% year-over-year as we replace the revenue base of our largest customer in 2020. Revenue from customers excluding Huawei increased 17% year-over- year.
•Gross margin was 23.3%, down 4.5 percentage points year-over year on lower factory utilization.
•Non-GAAP gross margin was 25.4%, down from 31.3% in the prior year.
•Operating expense was $105.4 million, an increase of $5.9 million on the lack of the gains in 2020 for litigation and asset sales, and 2021 acquisition related charges.
•Non-GAAP operating expense of $92.4 million was approximately flat to the prior year.
•Operating loss was $37.8 million, compared to a gain of $3.6 million in 2020 reflecting lower revenue and lower factory utilization in 2021.
•Non-GAAP operating income was a loss of $18.6 million, compared to a profit of $23.9 million in the prior year.
•Net loss per share was $0.78, compared to net loss per share of $0.09 in the prior year.
•Non-GAAP net loss per share was $0.41, compared to a Non-GAAP earnings per share of $0.31 in the prior year.
•Adjusted EBITDA was $2.9 million, down from $43.3 million in the prior year.

Non-GAAP results in 2021 exclude $11.0 million of stock-based compensation, $3.7 million of acquisition related charges, $3.6 million of end-of-life inventory write-down, accelerated depreciation and restructuring, and $0.9 million of amortization and other charges. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.

Product Milestones

•Products capable of use for 400G and above applications were 51% of revenue in 2021.
•We announced General Availability of our 400ZR QSFP-DD and OSFP compact coherent transceiver modules.
•We achieved three Cloud and data center switch design wins for 400ZR DCO modules.

Exhibit 99.1
•We announced that we have shipped more than two million ultra-pure light tunable lasers, cumulatively.
•We announced 400Gbps transmission over 1500 km by our CFP2-DCO transceiver module.
•We announced a new frequency modulated continuous wave laser (FMCW). This laser, together with a high power semiconductor optical amplifier, or SOA, is used in coherent LIDAR applications for autonomous vehicles and for precision industrial instruments.

Supply Chain Impacts

•Due to supply chain impacts, our fourth quarter revenue was approximately $15 million lower than it would have been without such constraints.
•Supply chain impacts in the quarter were primarily shortages of analog and power semiconductors.
•The Company expects such impacts to continue for at least the next two quarters.

Proposed Merger Agreement with Lumentum Holdings Inc.

On November 4, 2021, NeoPhotonics announced that it had entered into a definitive agreement under which Lumentum will acquire NeoPhotonics for $16.00 per share in cash, which represents a total equity value of approximately $913 million.

The transaction is expected to close in the second half of calendar year 2022, as previously announced. On February 1, 2022, the NeoPhotonics stockholders approved the merger agreement. The remaining requirements for closure of the transaction are customary closing conditions set forth in the merger agreement and approval from the State Administration for Market Regulation (SAMR) of the People’s Republic of China. As previously announced, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired with respect to the proposed acquisition.

Due to the pending merger, NeoPhotonics will not host a fourth quarter and full year 2021 results conference call or provide a financial outlook.

Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures

The Company’s non-GAAP and Adjusted EBITDA measures exclude certain GAAP financial measures. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

About NeoPhotonics

Exhibit 99.1

NeoPhotonics is a leading developer and manufacturer of lasers and optoelectronic solutions that transmit, receive and switch high-speed digital optical signals for Cloud and hyper-scale data center internet content provider and telecom networks. The Company’s products enable cost-effective, high-speed over distance data transmission and efficient allocation of bandwidth in optical networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2015 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

Notice Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the proposed transaction, and (ii) plans, objectives and intentions with respect to future operations, customers and the market. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the ability to secure additional regulatory approvals on the terms expected in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the proposed transaction; disruptions and shortages in supply chains; potential impacts of the Covid-19 pandemic; changing supply and demand conditions in the industry; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission, including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by NeoPhotonics and Lumentum with the SEC from time to time and available at www.sec.gov. These forward looking statements are based on current expectations, and with regard to the proposed transaction, are based on Lumentum’s and NeoPhotonics’ current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by NeoPhotonics and Lumentum, all of which are subject to change.

The parties undertake no obligation to update the information contained in this communication or any other forward-looking statement.

©2022 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

Exhibit 99.1
NeoPhotonics Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	As of
	Dec. 31, 2021	Dec. 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$77,833	$95,117
Short-term investments	27,675	27,669
Restricted cash	87	489
Accounts receivable, net	55,324	45,232
Inventories	52,896	46,901
Prepaid expenses and other current assets	16,246	20,173
Total current assets	230,061	235,581
Property, plant and equipment, net	54,190	66,765
Operating lease right-of-use assets	13,201	13,823
Purchased intangible assets, net	844	1,468
Goodwill	1,115	1,115
Other long-term assets	6,156	4,912
Total assets	$305,567	$323,664

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$58,125	$43,539
Short-term borrowing, net	14,914	—
Current portion of long-term debt	2,928	3,232
Accrued and other current liabilities	30,008	42,053
Total current liabilities	105,975	88,824
Long-term debt, net of current portion	25,753	30,327
Operating lease liabilities, noncurrent	13,441	14,522
Other noncurrent liabilities	7,437	9,584
Total liabilities	152,606	143,257

Stockholders’ equity:
Common stock	133	126
Additional paid-in capital	610,085	597,460
Accumulated other comprehensive income	2,376	1,735
Accumulated deficit	(459,633)	(418,914)
Total stockholders’ equity	152,961	180,407
Total liabilities and stockholders’ equity	$305,567	$323,664

Exhibit 99.1
NeoPhotonics Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2021	Sep. 30, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
Revenue	$80,612	$83,742	$68,193	$290,289	$371,163
Cost of goods sold (1)	60,012	59,968	52,743	222,701	268,081
Gross profit	20,600	23,774	15,450	67,588	103,082
Gross margin	25.6%	28.4%	22.7%	23.3%	27.8%
Operating expenses:
Research and development (1)	14,103	13,875	15,251	56,486	56,100
Sales and marketing (1)	3,814	3,498	3,999	14,539	15,629
General and administrative (1)	8,053	7,719	7,219	30,464	30,569
Acquisition and asset sale related costs	3,578	28	875	3,733	1,094
Restructuring charges (recoveries)	4	(12)	15	14	156
Litigation Settlement	240	—	(2,988)	240	(2,988)
Gain on asset sale	(58)	—	(1,044)	(58)	(1,044)
Total operating expenses	29,734	25,108	23,327	105,418	99,516
Income (loss) from operations	(9,134)	(1,334)	(7,877)	(37,830)	3,566
Interest income	70	94	41	409	182
Interest expense	(315)	(207)	(240)	(969)	(1,182)
Other income (expense), net	(927)	43	(3,416)	(621)	(5,730)
Total interest and other expense, net	(1,172)	(70)	(3,615)	(1,181)	(6,730)
Loss before income taxes	(10,306)	(1,404)	(11,492)	(39,011)	(3,164)
Income tax provision	(429)	(456)	(3)	(1,708)	(1,202)
Net loss	$(10,735)	$(1,860)	$(11,495)	$(40,719)	$(4,366)
Basic net loss per share	$(0.20)	$(0.04)	$(0.23)	$(0.78)	$(0.09)
Diluted net loss per share	$(0.20)	$(0.04)	$(0.23)	$(0.78)	$(0.09)
Weighted average shares used to compute basic net loss per share	52,895	52,427	50,256	51,926	49,474
Weighted average shares used to compute diluted net loss per share	52,895	52,427	50,256	51,926	49,474

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$493	$403	$540	$2,016	$2,305
Research and development	794	565	862	2,965	3,367
Sales and marketing	380	353	570	1,548	2,403
General and administrative	1,515	873	1,287	4,464	4,262
Total stock-based compensation expense	$3,182	$2,194	$3,259	$10,993	$12,337

Exhibit 99.1
NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share data)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2021	Sep. 30, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
NON-GAAP GROSS PROFIT:
GAAP gross profit	$20,600	$23,774	$15,450	$67,588	$103,082
Stock-based compensation expense	493	403	540	2,016	2,305
Amortization of purchased intangible assets	154	154	185	646	737
Depreciation of acquisition-related fixed asset step-up	4	2	(6)	3	(34)
End-of-life related inventory write-down	—	—	—	2,680	4,435
Accelerated depreciation	174	173	515	678	4,635
Restructuring charges	58	78	161	249	867
Non-GAAP gross profit	$21,483	$24,584	$16,845	$73,860	$116,027
Non-GAAP gross margin as a % of revenue	26.6%	29.4%	24.7%	25.4%	31.3%

NON-GAAP TOTAL OPERATING EXPENSES:
GAAP total operating expenses	$29,734	$25,108	$23,327	$105,418	$99,516
Stock-based compensation expense	(2,689)	(1,791)	(2,719)	(8,977)	(10,032)
Depreciation of acquisition-related fixed asset step-up	(14)	(19)	(28)	(79)	(113)
Acquisition and asset sale related costs	(3,578)	(28)	(875)	(3,733)	(1,094)
Restructuring charges (recoveries)	(4)	12	(15)	(14)	(156)
Litigation settlement	(240)	—	2,988	(240)	2,988
Gain on sale of asset	58	—	1,044	58	1,044
Non-GAAP total operating expenses	$23,267	$23,282	$23,722	$92,433	$92,153
Non-GAAP total operating expenses as a % of revenue	28.9%	27.8%	34.8%	31.8%	24.8%

NON-GAAP OPERATING INCOME (LOSS):
GAAP income (loss) from operations	$(9,134)	$(1,334)	$(7,877)	$(37,830)	$3,566
Stock-based compensation expense	3,182	2,194	3,259	10,993	12,337
Amortization of purchased intangible assets	154	154	185	646	737
Depreciation of acquisition-related fixed asset step-up	18	21	22	82	79
Acquisition and asset sale related costs	3,578	28	875	3,733	1,094
End-of-life related inventory write-down	—	—	—	2,680	4,435
Accelerated depreciation	174	173	515	678	4,635
Restructuring charges	62	66	176	263	1,023
Litigation settlement	240	—	(2,988)	240	(2,988)
Gain on asset sale	(58)	—	(1,044)	(58)	(1,044)
Non-GAAP income (loss) from operations	$(1,784)	$1,302	$(6,877)	$(18,573)	$23,874
Non-GAAP operating margin as a % of revenue	(2.2)%	1.6%	(10.1)%	(6.4)%	6.4%

Exhibit 99.1

NeoPhotonics Corporation
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited) (Continued)

Exhibit 99.1
(In thousands, except percentages and per share data)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2021	Sep. 30, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
NON-GAAP NET INCOME (LOSS):
GAAP net loss	$(10,735)	$(1,860)	$(11,495)	$(40,719)	$(4,366)
Stock-based compensation expense	3,182	2,194	3,259	10,993	12,337
Amortization of purchased intangible assets	154	154	185	646	737
Depreciation of acquisition-related fixed asset step-up	18	21	22	82	79
Acquisition and asset sale related costs	3,578	28	875	3,733	1,094
End-of-life related inventory write-down	—	—	—	2,680	4,435
Accelerated depreciation	174	173	515	678	4,635
Restructuring charges	62	66	176	263	1,023
Litigation settlement	240	—	(2,988)	240	(2,988)
Gain on asset sale	(58)	—	(1,044)	(58)	(1,044)
Income tax effect of Non-GAAP adjustments	(4)	—	3,255	(23)	794
Non-GAAP net income (loss)	$(3,389)	$776	$(7,240)	$(21,485)	$16,736
Non-GAAP net income (loss) as a % of revenue	(4.2)%	0.9%	(10.6)%	(7.4)%	4.5%

ADJUSTED EBITDA:
GAAP net loss	$(10,735)	$(1,860)	$(11,495)	$(40,719)	$(4,366)
Stock-based compensation expense	3,182	2,194	3,259	10,993	12,337
Amortization of purchased intangible assets	154	154	185	646	737
Depreciation of acquisition-related fixed asset step-up	18	21	22	82	79
Acquisition and asset sale related costs	3,578	28	875	3,733	1,094
End-of-life related inventory write-down	—	—	—	2,680	4,435
Accelerated depreciation	174	173	515	678	4,635
Restructuring charges	62	66	176	263	1,023
Litigation settlement	240	—	(2,988)	240	(2,988)
Gain on asset sale	(58)	—	(1,044)	(58)	(1,044)
Interest expense, net	245	113	199	560	1,000
Income tax provision	429	456	3	1,708	1,202
Depreciation expense	4,979	5,380	5,831	22,133	25,197
Adjusted EBITDA	$2,268	$6,725	$(4,462)	$2,939	$43,341
Adjusted EBITDA as a % of revenue	2.8%	8.0%	(6.5)%	1.0%	11.7%

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:
GAAP basic net loss per share	$(0.20)	$(0.04)	$(0.23)	$(0.78)	$(0.09)
GAAP diluted net loss per share	$(0.20)	$(0.04)	$(0.23)	$(0.78)	$(0.09)
Non-GAAP basic net income (loss) per share	$(0.06)	$0.01	$(0.14)	$(0.41)	$0.34
Non-GAAP diluted net income (loss) per share	$(0.06)	$0.01	$(0.14)	$(0.41)	$0.31

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET INCOME (LOSS) PER SHARE	52,895	52,427	50,256	51,926	49,474
SHARES USED TO COMPUTE GAAP DILUTED NET LOSS PER SHARE	52,895	52,427	50,256	51,926	49,474
SHARES USED TO COMPUTE NON-GAAP DILUTED NET INCOME (LOSS) PER SHARE	52,895	55,971	50,256	51,926	53,872

Exhibit 99.1
Contacts

NeoPhotonics Corporation
Beth Eby, Chief Financial Officer
+1-408-895-6086
ir@neophotonics.com

Sapphire Investor Relations, LLC
Erica Mannion, Investor Relations
+1-617-542-6180
ir@neophotonics.com